REPURCHASE AGREEMENT


     REPURCHASE AGREEMENT (the "Agreement"), dated as of May __, 1999, by and among AgriBioTech, Inc., a Nevada corporation, with headquarters located at 120 Corporate Park Drive, Henderson, Nevada 89014 (the "Company"), and the investors listed on the Schedule of Buyers attached hereto (individually, a "Buyer" and collectively, the "Buyers").

     WHEREAS:

     A. The Company and the Buyers have entered into that certain Amended and Restated Securities Purchase Agreement dated as of January 5, 1999 (the "Purchase Agreement") pursuant to which the Buyers purchased from the Company Convertible Debentures due 2001 in an aggregate principal amount of $23,297,000 (the "Debentures") and warrants (the "Warrants") to purchase the Company's common stock, par value $.001 per share (the "Common Stock"). The Debentures are convertible into shares of the Common Stock (as converted, the "Conversion Shares") in accordance with the terms of the Debentures. Contemporaneously with the execution and delivery of the Purchase Agreement, the Company and the Buyers executed an Amended and Restated Registration Rights Agreement dated as of January 5, 1999 (the "Registration Rights Agreement") pursuant to which the Company agreed to provide certain registration rights for the Conversion Shares under the Securities Exchange Act of 1933 Act, as amended (the "1933 Act"), and the rules and regulations promulgated thereunder, and applicable state securities laws.

     B. The Company wishes to repurchase and each Buyer wishes to allow the Company to repurchase, upon the terms and conditions set forth in this Agreement, all of the Debentures.

     NOW THEREFORE, the Company and the Buyers hereby agree as follows:

     1. REPURCHASE OF-DEBENTURES.

     a. Repurchase of Debentures. Subject to satisfaction (or waiver) of the conditions set forth in Sections 5 and 6, the Company shall repurchase from the Buyers and the Buyers severally shall permit the Company to repurchase the Debentures in the respective principal amounts set forth opposite each Buyer's name on the Schedule of Buyers (the "Closing"). The repurchase price (the "Repurchase Price") of each Debenture at the Closing shall be equal to the sum of (i) the principal amount of the Debenture then outstanding, plus (ii) accrued and unpaid interest on the Debenture through and including the Closing Date, plus (iii) the product of (A) .2, multiplied by (B) the quotient of (x) N divided by (y) 180, multiplied by (C) the principal amount of the Debenture then outstanding. For purposes of the foregoing sentence, "N" means the number of days during the period beginning on and excluding the day on which the Debenture was issued and ending on and including the Closing Date.

     b. The Closing Date. The date and time of the Closing (the "Closing Date") shall be 2:00 p.m. Eastern Time, May 28, 1999, subject to satisfaction (or waiver) of the conditions to the Closing set forth in Sections 5 and 6 (or such later date as is mutually agreed to by the Company and the Buyers). Except as otherwise specified herein, the Closing shall occur by the exchange and release of signed facsimile copies of this Agreement, the certificates and opinion specified in Sections 5 and 6.

     c. Form of Payment. On the Closing Date, (i) the Company shall pay to each Buyer the repurchase price for each Debenture being repurchased by the Company from such Buyer at the Closing, by wire transfer of immediately available funds in accordance with each such Buyer's written wire instructions, and (ii)-Akin, Gump, Strauss, Hauer & Feld, L.L.P. (the "Escrow Agent") shall deliver to the Company, the Debenture(s) representing such principal amount of the Debentures which the Company is repurchasing from such Buyer at the Closing.

     2. BUYER'S REPRESENTATIONS AND WARRANTIES.

     Each Buyer represents and warrants with respect to only itself that:

     a. Authorization; Enforcement. Such Buyer has the requisite power, corporate or otherwise, to enter into and consummate the transactions contemplated by this Agreement. No further consent or authorization is required by such Buyer or holders of any equity interest therein. This Agreement has been duly executed and delivered by such Buyer. This Agreement has been duly and validly authorized, executed and delivered on behalf of such Buyer and is a valid and binding agreement of such Buyer enforceable against such Buyer in accordance with its terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

     b. No Conflicts. The execution, delivery and performance of this Agreement by the such Buyer and the consummation by such Buyer of the transactions contemplated hereby will not (i) result in a violation of such Buyer's charter documents or any Certificate of Designations, preferences and rights of any outstanding series of equity security of such Buyer; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which such Buyer is a party; or (iii) result in a violation of any material law, rule, regulation, order, judgment or decree applicable to such Buyer by reason of its line of business or regulatory status. Such Buyer is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement.

     c. Schedule of Buyers. The information contained in the Schedule of Buyers attached hereto relating to such Buyer is complete with respect to the matters stated therein and correct in all respects.


     3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     The Company represents and warrants to each of the Buyers that:

     a. Organization and Qualification. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Nevada, and has the requisite corporate power and authorization to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, "Material Adverse Effect" means any material adverse effect on the business, properties, assets, operations, results of operations or financial condition of the Company and its subsidiaries, if any, taken as a whole, or on the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith, or on the authority or ability of the Company to perform its obligations under this Agreement.

     b. Authorization; Enforcement; Compliance with Other Instruments. (i) The Company has the requisite corporate power and authority to enter into and perform this Agreement, and to repurchase the Debentures in accordance with the terms hereof, (ii) the execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby, including without limitation the repurchase of the Debentures in accordance with the terms hereof, have been duly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders, (iii) this Agreement has been duly executed and delivered by the Company and (iv) this Agreement constitutes the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

     c. No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the repurchase of the Debentures will not (i) result in a violation of the Company's Certificate of Incorporation, as amended and as in effect on the date hereof, the Company's By-laws, as amended and as in effect on the date hereof, or any Certificate of Designations, preferences and rights of any outstanding series of preferred stock of the Company; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party; or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the principal market or exchange on which the Common Stock is traded or listed) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected, in each case, in a manner that would be reasonably expected to have a Material Adverse Effect. The Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement.

     4. COVENANTS AND OTHER AGREEMENTS.

     a. Best Efforts. Each party shall use its best efforts to satisfy each of the conditions to be satisfied by it as provided in Sections 5 and 6 of this Agreement on or before the Closing Date.

     b. Suspension of Registration Rights. The Company's obligation to file a registration statement under the Amended and Restated Registration Rights Agreement dated as of January 5, 1998 among the Company and the other parties thereto during the 45-day period preceding a reset of the conversion price, or otherwise in anticipation of any conversion price adjustment, shall be suspended until June 7, 1999.

     c. Filing of Form 8-K. On or before the third (3rd) business day following the Closing Date, the Company shall issue a press release announcing the repurchase of the Debentures. On or before the fifth (5th) business day following the Closing Date, the Company shall file such press release (or the information contained therein) on a Form 8-K with the SEC in the form required by the 1934 Act and regulations.

     5. CONDITIONS TO THE COMPANY'S OBLIGATION TO REPURCHASE. The obligation of the Company hereunder to repurchase the Debentures from each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

     a. Each Buyer shall have executed this Agreement and delivered the same to the Company.

     b. Each Buyer shall have delivered to the Escrow Agent the Debenture(s) representing the principal amount of the Debentures held by such Buyer.

     c. The representations and warranties of such Buyer shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and such Buyer shall have performed, satisfied and complied with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

     6. CONDITIONS TO BUYER'S OBLIGATION TO PERMIT REPURCHASE. The obligation of each Buyer hereunder to permit the Company to repurchase the Debentures at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion:

     a. The Company and each of the other Buyers shall have executed this Agreement and delivered the same to such Buyer.

     b. During the period beginning on and including the date of this Agreement and ending on and including the Closing Date (A) no Event of Default (as defined in the Debentures) shall have occurred and be continuing, (B) no event that with the passage of time would constitute an Event of Default shall have occurred and be continuing, and (C) no Change of Control (as defined in the Debentures), or agreement by the Company to consummate a Change of Control shall have occurred.

     c. The representations and warranties of the Company shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Buyer shall have received a certificate, executed by the Chief Executive Officer or Chief Financial Officer of the Company, dated as of the Closing Date, to the foregoing effect.

     d. Such Buyer shall have received an opinion Gordan & Silver, LTD., special Nevada counsel to the Company, dated as of the Closing Date in substantially the form of Exhibit A.

     e. The Company shall have paid the Repurchase Price for the Debentures being repurchased by the Company from such Buyer at the Closing.

     f. The Board of Directors of the Company shall have adopted resolutions authorizing the execution and delivery of this Agreement (the "Resolutions").

     g. The Company shall have delivered to such Buyer a certificate evidencing the incorporation and good standing of the Company in the State of Nevada within ten days of the Closing Date.

     h. The Company shall have delivered to such Buyer a secretary's certificate certifying as to (A) the Resolutions, (B) certified copies of its Certificate of Incorporation and (C) the By-laws, each as in effect at the Closing Date.

     7. MODIFICATION; TERMINATION OF AGREEMENTS. Upon payment in full of the Repurchase Price by the Company, the Debentures shall be paid in full and the Company shall have no further obligation thereunder and the Company shall have no further obligation to register with the Securities and Exchange Commission any of the Debentures or any securities into which the repurchased Debentures are convertible. Upon payment in full of the Repurchase Price by the Company, the Company shall have no further obligations under Sections 3.4, 3.6 , 3.7, 3.9 and 3.16 under the Purchase Agreement to the extent such provisions relate to the Debentures or the Debenture Shares (as such term is defined in the Debentures). Except as provided in the two preceding sentences, the Purchase Agreement, the Registration Rights Agreement, and the Warrants shall remain in full force and effect. If and to the extent that any provision of the Purchase Agreement, Debentures or Registration rights Agreement, is inconsistent with any provisions of this Repurchase Agreement or otherwise prohibits the repurchase of the Convertible Debentures by the Company pursuant to the terms hereof or any other transaction contemplated hereby, each such provision is hereby deemed modified to eliminate any such inconsistency or prohibition.

     8. INDEMNIFICATION. In consideration of each Buyer's execution and delivery of this Agreement and permitting the Company to redeem the Debentures hereunder, the Company shall defend, protect, indemnify and hold harmless each Buyer and all of their stockholders, officers, directors, employees and direct or indirect investors and any of the foregoing person's agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement or any certificate to be delivered in connection herewith, (b) any breach of any covenant, agreement or obligation of the Company contained in this Agreement or (c) any cause of action, suit or claim brought or made against such Indemnitee and arising out of or resulting from the execution, delivery, performance, breach or enforcement of this Agreement. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

     9. GOVERNING LAW; MISCELLANEOUS.

     a. Governing Law; Jurisdiction; Jury Trial. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the principles of conflict of laws. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

     b. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

     c. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

     d. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

     e. Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Buyers, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and each of the Buyers, and no provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

     f. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of each of the Buyers. A Buyer may assign some or all of its rights hereunder without the consent of the Company; provided, however, that any such assignment shall not release such Buyer from its obligations hereunder unless such obligations are assumed by such assignee and the Company has consented to such assignment and assumption.

     g. No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

     h. Survival. Unless this Agreement is terminated under Section 9(k), the representations and warranties of the Company and the Buyers contained in Sections 2 and 3, the agreements and covenants set forth in Sections 4 and 8, shall survive the Closing. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

     i. Publicity. The Company and each Buyer shall have the right to approve before issuance any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions that is necessary or desirable under applicable law.

     j. Termination. In the event that the Closing shall not have occurred with respect to a Buyer on or before May 28, 1999, this Agreement shall automatically terminate.

     k. Remedies. Any person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

     l. Payment Set Aside. To the extent that the Company makes a payment or payments to the Buyers hereunder or the Buyers enforce or exercise their rights hereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.


                                   * * * * * *

     IN WITNESS WHEREOF, the Buyers and the Company have caused this Repurchase Agreement to be duly executed as of the date first written above.

COMPANY:                             BUYERS:

AGRIBIOTECH, INC.                    BROWN SIMPSON STRATEGIC GROWTH FUND, LTD.


By:                                  By:
Name:                                Name:
Title:                               Title:

                                     BROWN SIMPSON STRATEGIC GROWTH FUND, L.P.


                                     By:
                                     Name:
                                     Title:

                                     BROWN SIMPSON-ORD INVESTMENTS LLC


                                     By:
                                     Name:
                                     Title:

                                     BAY HARBOR INVESTMENTS, INC.


                                     By:
                                     Name:
                                     Title:

                                     LBI GROUP INC.

                                     By:
                                     Name:
                                     Title:

                            [signature page to Repurchase Agreement - p. 2 of 2]

                                     HFTP INVESTMENTS LLC

                                     By: Promethean Asset Management L.L.C.
                                     Its: Investment Manager

                                     By:
                                     Name:  Jamie F. O'Brien, Jr.
                                     Title:  Managing Member


                               SCHEDULE OF BUYERS
---------------------------------------------------------------------------------------------------


                                                          rincipal Amount
                                                          of Convertible     Principal Amount of
                                                            Debentures      Convertible Debentures
                                                          Issued at First      Issued at Second
                              Investor Address             Closing Under    Closing Under Purchase
                                                             Purchase             Agreement
   Investor Name                                         P   Agreement
----------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------

Brown Simpson         152 West 57th Street, 40th Floor      $1,025,068             $139,782
Strategic Growth      New York, NY 10019
Fund, L.P.            Attn: Paul Gustus
                      Fax: (212) 247-1329
                      Residence: New York, New York
----------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------

Brown Simpson         152 West 57th Street, 40th Floor      $2,236,512             $326,158
Strategic Growth      New York, NY 10019
Fund, Ltd.            Attn: Paul Gustus
                      Fax: (212) 247-1329
                      Residence: Grand Cayman, Cayman
                      Islands
----------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------

Brown Simpson-ORD     152 West 57th Street, 40th Floor      $1,397,820            $1,863,760
Investment LLC        New York, NY 10019
                      Attn: Paul Gustus
                      Fax: (212) 247-1329
                      Residence:
----------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------

LBI Investments LLC   c/o Lehman Brothers, Inc.             $4,659,400            $1,863,760
                      3 World Financial Center
                      New York, NY 10285
                      Attn: Steve Weinstein
                      Fax: (212) 526-7255
                      Residence, New York, New York
----------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------

Bay Harbor            c/o Robinson Silverman Pearce         $4,659,400            $1,863,760
Investments, Inc.     Aronsohn & Berman LLP
                      1290 Avenue of the Americas
                      New York, NY 10104
                      FAX: (212) 541-4630
                      Attn: Kenneth L. Henderson
                               Eric Cohen
                      Residence: British Virgin Islands
----------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------

HFTP Investments LLC  c/o Promethean Investment Group,           0                $3,261,580
                      L.L.C.
                      740 Lexington Avenue, 22nd Floor
                      New York,, NY 10022
                      FAX: (212) 758-9334
                      Attn: James F. O'Brien, Jr.
                      Residence:
----------------------------------------------------------------------------------------------------
